Exhibit 16.1

November 4, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by BiomX Inc. (formerly known as Chardan Healthcare Acquisition Corp.) under Item 4.01 of its Form 8-K/A (Amendment No. 1) dated October 28, 2019. We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of BiomX Inc. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp